UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On June 29, 2015, Francois Nader, M.D., provided Trevena, Inc. (the “Company”) with notice of his intention to resign from the Board of Directors of the Company (the “Board”), effective as June 30, 2015.  At the time of his resignation, Dr. Nader also was serving as the Chair of the Compensation Committee of the Board.  Dr. Nader indicated in his letter to the Company that his decision to resign was based solely on personal reasons, and not due to any disagreement with the Company or concerns relating to the Company’s operations, policies or practices.

In connection with Dr. Nader’s resignation, the Board (i) fixed the number of directors of the Company at eight, (ii) appointed Anne M. Phillips, M.D., as a member of the Compensation Committee of the Board and (iii) appointed Barbara Yanni as Chair of the Compensation Committee of the Board, in each case effective as of June 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: July 2, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Corporate Secretary

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